EXHIBIT 10.1

TRANSITION SERVICES AGREEMENT

1.   Recitals.

(a)           Harbinger Group Inc. (the “Company”) and Francis T. McCarron (“Employee”) are parties to an employment agreement dated as of December 24, 2009 (the “Employment Agreement”);

(b)           Employee has advised the Company that he intends to resign from employment as permitted by the Employment Agreement;

(c)           The Company has responded (i) by requesting that Employee continue to perform his current Chief Financial Officer (“CFO”) responsibilities as a full time employee through April 30, 2012 in exchange for certain compensation and other covenants, as set forth in this Transition Services Agreement (the “Agreement”) and the Second Release Agreement (the “Second Agreement”, in the form annexed hereto as Appendix A) (together, the “Agreements”);

(d)           Employee has agreed to the Company’s requests and offer as described herein;

(e)           Employee and the Company agree that any provisions in the Employment Agreement requiring advance notice of resignation from employment have been satisfied in full; and

(f)           In consideration of the Company’s providing certain payments and benefits, as explained herein, Employee has agreed to continue in employment and to release all claims against the Company and other specified persons, other than any claims that survive under the Employment Agreement with respect to any rights by Employee to indemnification or for insurance coverage, including without limitation, under applicable Directors and Officers Liability Policies, and to the other promises contained  in this Agreement and in the Second Agreement.

2.	Resignation Date

Employee and the Company acknowledge and agree that the Recitals set forth in Paragraph 1 are accurate.  Employee and the Company agree that Employee will continue to perform his current CFO duties and responsibilities on a full time basis through April 30, 2012 pursuant to the terms of the Employment Agreement.  Employee’s last day of employment (April 30, 2012) is referred to herein as the “Termination Date.”  As of the Termination Date, Employee will resign and be relieved of the duties and responsibilities of his position, and will have no authority to and may not represent himself as an employee or agent of the Company for any purpose.  Notwithstanding the foregoing, (a) Employee will immediately relinquish his title and responsibilities as Chief Financial Officer, but not his title as Executive Vice President, at such time as the Company appoints a new Chief Financial Officer or another person is designated by the Company to act as the Company’s Principal Financial Officer, but will continue to provide full time transition services as requested by the Company through April 30, 2012, and (b) the Company may elect to instruct Employee to cease performing services on behalf of the Company before April 30, 2012, in which case the Company will continue to pay Employee Base Salary (as defined in the Employment Agreement) and provide benefits pursuant to Section 5D of the Employment Agreement through April 30, 2012.

3.	Payments to Employee

Provided that Employee performs his CFO duties consistent with past practice and does not resign for any reason before April 30, 2012, and Employee delivers to the Company signed originals of both this Agreement and the Second Agreement (as and when each such Agreement is to be executed in accordance with their respective terms) and does not timely revoke either this Agreement or the Second Agreement, and subject to Employee’s compliance with Paragraphs 9G, 9H and 18 of the Employment Agreement and Paragraph 9 of this Agreement, the Company will pay and provide Employee, subject to the terms and conditions of the Agreements, and Employee will accept, as and on behalf of Releasor from the Company on behalf of each Releasee, the payments and benefits stated in Paragraphs 3(a) and 3(b) below (the “Transition Agreement Payments”), in consideration for Employee’s services under Paragraph 2 of this Agreement, his release of claims against the Company as set forth in the Agreements, and the other promises and obligations set forth in the Agreements.

(a)             Cash Payments.  The Company agrees to make a payment of $250,000, less all deductions and withholdings required by applicable law, within five (5) business days after the Effective Date of the Second Agreement (as defined in Paragraph 8 of the Second Agreement), and to make an additional payment of $250,000, less all deductions and withholdings required by applicable law within ninety (90) calendar days after the Effective Date of the Second Agreement.

(b)             COBRA and Medical Premium Payments.  Pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will provide the required COBRA notification after the Termination Date and the COBRA benefit entitlement period of eighteen months shall commence beginning in the first month following the Termination Date.  Employee, and Employee’s spouse and dependents, as applicable, may elect COBRA coverage under the provisions of COBRA.  If Employee (including Employee’s spouse and dependents) elects COBRA coverage, the Company will pay the full cost of COBRA premiums, on an after-tax basis, for a period of twelve (12) months or until Employee obtains through another employer individual or family coverage that covers all of Employee’s pre-existing conditions (including pre-existing conditions of Employee’s spouse and dependents), whichever comes first.  Employee will be responsible for immediately notifying the Company if Employee obtains alternative insurance.  Employee will be responsible for the entire premium amount after the twelve (12) month period.  If Employee declines COBRA coverage, the Company will not make any alternative payment to Employee in lieu of paying for COBRA premiums.

(c)             Employee’s right to exercise the vested portion of the Initial Option (as defined in the Employment Agreement) (the “Vested Option”), which gives Employee the right to purchase 83,333 shares of the Company’s common stock, shall be governed by the Stock Option Agreement (as defined in the Employment Agreement).  The unvested portion of the Initial Option shall not vest or be exercisable.  Employee’s rights to receive benefits after the

Termination Date from employee benefit plans in which he was a participant while employed by the Company shall be governed by the terms of such employee benefit plans.

(d)             Employee acknowledges and agrees that: (i) the Transition Agreement Payments set forth above are adequate consideration for all of the terms of the Agreements; (ii) the Transition Agreement Payments set forth above do not include any benefit, monetary or otherwise, that was earned or accrued or to which Employee was already entitled on the date this Agreement was executed by Employee and the Company; and (iii) any monetary or other benefits which, prior to the execution of this Agreement, Employee may have earned or accrued or to which Employee may have been entitled, have been paid, or such payments or benefits are expressly addressed in this Agreement or have been released, waived or settled by Releasor pursuant to the Agreements.

(e)             Employee shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Employee’s death by giving written notice thereof. In the event of Employee’s death or a judicial determination of his incompetence, references in the Agreements to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

(f)             Employee shall be under no obligation to seek other employment after the Termination Date, and any amounts payable under this Agreement shall not be reduced by any amounts earned by Employee from employment with or providing services to any company after the Termination Date.

4.	Release and Waiver of Claims by Employee

THIS PARAGRAPH PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS PARAGRAPH 4 CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY.

(a)   In consideration of Employee’s receipt and acceptance of the consideration contained in the Agreements from and/or on behalf of Releasees, Employee, on his own behalf and on behalf of his heirs, executors, administrators, successors and assigns, (collectively, “Releasor”) hereby irrevocably, unconditionally and generally releases:

(i)           the Company;

(ii)          the Company’s parents, affiliates, direct and indirect subsidiaries, divisions, and other related entities (“Affiliates”);

(iii)         all funds managed by the Company and its Affiliates (“Funds”) (collectively, the Company, its Affiliates and Funds are referred to as the “HGI Entities”); and

(iv)           the current and former shareholders, directors, officers, partners, members, agents, attorneys and employees, of the HGI Entities, including without limitation Philip A. Falcone (“Affiliated Persons”) (the persons described in Paragraphs 4(a)(i) - (iv) are collectively referred to as “Releasees”, and each, as “Releasee”)

from or in connection with, and Releasor hereby waives and/or settles, with prejudice, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever and which Releasor ever had, now has or hereafter can, shall or may have as of the date of this Agreement, including, without limitation, arising directly or indirectly pursuant to or out of any aspect of Employee’s employment with the Company or any relationship with any other Releasee, the payment or nonpayment of any wages or compensation, the performance of services for the Company or any Releasee or the termination of such employment or services.  Notwithstanding anything in this paragraph to the contrary, this release shall not include or apply to any rights and/or claims that survive under the Employment Agreement with respect to any rights by Employee to indemnification or for insurance coverage, including without limitation, under applicable Directors and Officers Liability Policies, and to the other promises contained in the Agreements.

(b)           Specifically, without limitation, this release shall include and apply   to any rights and/or claims

(i)           arising under any contract or employment arrangement, express or implied, written or oral;

(ii)         for constructive termination, unfair dismissal and/or wrongful dismissal or termination of employment;

(iii)        arising under any applicable federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, national origin, pregnancy, disability or any other unlawful bases, including without limitation, the United States Constitution, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family Medical Leave Act of 1993, as amended, the Pregnancy Discrimination Act of 1978, as amended, Employee Retirement Income Security Act of 1990, as amended, the Workers Adjustment and Relocation Notice Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New York or any state in which any Releasee is subject to jurisdiction, and/or any political subdivision thereof, including without limitation, the New York State Human Rights Law (including its prohibitions of age discrimination), as amended, the New York City Human Rights Law (including its prohibitions of age discrimination), as amended, the New York Labor Law, as amended, and the New York Civil Rights Law, as amended; or based upon any other federal, state or local statutes, orders, laws, ordinances, regulations or the like, to the fullest extent permitted by such law;

(iv)         for tortious or harassing conduct, infliction of mental distress, interference with contract, fraud, libel or slander, or on any other common law basis; and

(v)          for damages, including without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief.

(c)           The Company and its representatives, successors and assigns (“Company Releasor”) irrevocably, unconditionally release Employee from or in connection with, and Company Releasor hereby waives and/or settles, with prejudice, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands whatsoever, in law or in equity, which the Company Releasor ever had, now has, or which hereafter can, shall or may have, against her for, upon or by reason of any matter, cause or thing whatsoever as of the Effective Date of this Agreement, except any claims, demands or liabilities whatsoever, in law or in equity, which the Company Releasor ever had, now has, or hereafter can, shall or may have that arise out of or are related to: (i) any conduct by Employee during the period of his employment with the Company that constitutes fraud, embezzlement, any other criminal act, including without limitation, a conversion of any assets of the Company; (ii) any act or omission by Employee during his employment with the Company that may subject the Company or any Releasee to any criminal, civil or regulatory proceeding or liability brought by or on behalf of any Federal, State or Local governmental body or other administrative or arbitral body; (iii) any instance of gross negligence, and/or breach by Employee of his fiduciary duty or duty of loyalty to the Company; or (iv) any act or omission by Employee that was beyond the scope of his  authority or duties for and on behalf of the Company, and arising out of, relating to or upon which any person or entity not a party to this Agreement asserts any claim or claims against any Releasee; provided, however, that this clause 4(c) shall not release any claims for indemnification that Employee has or may have against the Company.

5.	Employee Acknowledgments

By executing this Agreement, Employee agrees and acknowledges that:

(a)   Employee understands all of the terms of this Agreement, and such terms are fair and reasonable, and are not the result of any fraud, duress, coercion, pressure or undue influence exercised by or on behalf of any Releasee;

(b)   Employee is not relying on any representation or statement made or contained outside of those set forth in the Agreements and Employee expressly disclaims reliance on any such representation or statement; and

(c)    Employee has agreed to and entered into this Agreement and all of the terms hereof, knowingly, freely and voluntarily.

6.	Continued Effect of Employment Agreement

The Employment Agreement shall remain in full force and effect through the Termination Date, provided, however, Employee shall not be eligible to receive an Annual Bonus or any stock option award for 2012.  Employee acknowledges and agrees that his employment by the Company will end pursuant to Paragraph 2 of this Agreement and Paragraph 7C of the Employment Agreement as a result of a termination by Employee for a reason other than a reason set forth in Paragraph 7E of the Employment Agreement.  Employee and the Company acknowledge and agree that all of the provisions of the Employment Agreement shall cease to be in effect as of the Termination Date, except that Paragraphs 9G, 9H, 10, 18, 21 and 22 of the Employment Agreement and the Indemnification Agreement (as described in Paragraph 9N of the Employment Agreement) shall survive the cessation of Employee’s employment by the Company.

7.	Covenant Not to Sue

Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions or proceedings of any kind against any Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body.  Employee agrees not to commence, maintain, prosecute or participate as a party in any action or proceeding in any court or arbitration forum against the Company or any other Releasee with respect to any claim arising from any act, omission, transaction or occurrence up to and including the Effective Date of the execution of this Agreement which is released and waived by Paragraph 4 of this  Agreement.  Employee further agrees not to instigate, encourage, assist or participate in any court action or arbitration proceeding commenced by any other person (except a government agency or as required by subpoena or court order) against the Company or any other Releasee.  In the event any government agency seeks to obtain any relief on behalf of Employee with regard to any claim released and waived by Paragraph 4 of this Agreement, Employee covenants not to accept, recover or receive any monetary relief or award that may arise out of or in connection with any such proceeding.

8.	Company Non-Admission

The Agreements and the Transition Agreement Payments made under this Agreement are not intended to be, shall not be construed as and are not an admission or concession by any Releasee of any wrongdoing or illegal or actionable acts or omissions, and each Releasee expressly denies that any of them engaged in any wrongdoing or illegal or actionable acts or omissions.

9.	Employee Assistance

Employee will comply with all reasonable requests from the Company or its attorneys for assistance, information or consulting in connection with: (i) the transition to other Company employees of on-going matters on which Employee worked prior to the Termination Date or with respect to which Employee otherwise has relevant knowledge, or (ii) any dispute, controversy, action or proceeding of any kind (including without limitation the Delaware Court of Chancery derivative action captioned Kahn v. Falcone, et al.), including appearing as a witness in such action or proceeding.  The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in connection with such assistance, subject to Company documentation policies.  Employee’s services under this paragraph shall not exceed a total of twenty-five (25) hours during the twelve (12) month period commencing upon May 1, 2012.

10.	Company Remedies

The covenants, representations and acknowledgments made by Releasor in this  Agreement shall survive the execution of this Agreement and the delivery of the Transition Agreement Payments to be made hereunder.  Except as may be prohibited by law, Releasees shall be excused and released from any obligation to make the Transition Agreement Payments contemplated by this Agreement, and any installment thereof, and Releasor shall be obligated to return to the Company any such payment that has been paid pursuant to Paragraph 3(a), in the event that Employee has committed or commits a breach of any term, condition or covenant in the Agreements or Paragraph 18 of the Employment Agreement, in any of which events Releasor shall also be liable for any damages suffered or incurred by any Releasee by reason of such misstatement or breach. Notwithstanding anything to the contrary in this Paragraph 10, under no circumstances will the Company be excused from paying, nor shall Employee be obligated to return, the amount of $1,000 paid to Employee under Paragraph 3(a) of this Agreement.

11.	Entire Agreement; amendment; and severability

The Agreements, the Employment Agreement to the extent applicable as described in Paragraph 6 of this Agreement, the Indemnification Agreement and the Stock Option Agreement together constitute the sole and complete understanding and agreement between the parties with respect to the matters set forth herein, and there are no other agreements or understandings, whether written or oral and whether made contemporaneously or otherwise. No term, condition, covenant, representation or acknowledgment contained in this Agreement may be amended unless in a writing signed by the Company and Employee.  If any section of this Agreement is determined to be void, voidable or unenforceable, it shall have no effect on the remainder of this Agreement, which shall remain in full force and effect.

12.	Arbitration

Any controversy, claim or dispute between Employee and any Releasee relating to (i) Employee’s employment or termination of employment, whether or not the controversy, claim or dispute arises under the Employment Agreement, and (ii) relating to or arising from the Agreements or the Employment Agreement shall be resolved by arbitration in accordance with the Employment Arbitration Rules and Mediation Procedures (“Rules”) of the American Arbitration Association through a single arbitrator selected in accordance with the Rules.  The decision of the arbitrator shall be rendered within thirty (30) days of the close of the arbitration hearing and shall include written findings of fact and conclusions of law reflecting the appropriate substantive law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in the State of New York.  In reaching his or her decision, the arbitrator shall have no authority (a) to authorize or require the parties to engage in discovery (provided, however, that the arbitrator may schedule the time by which the parties must exchange copies of the exhibits that, and the names of the witnesses whom, the parties intend to present at the hearing), (b) to change or modify any provision of the Employment Agreement or the Agreements, (c) to base any part of his or her decision on the common law principle of constructive termination, or (d) to award punitive damages or any other damages not measured by the prevailing party’s actual damages and may not make any ruling, finding or award that does not conform to this provision. Each party shall bear all of his or its own legal fees, costs and expenses of arbitration to the fullest extent permitted by applicable law and one-half (1/2) of the costs of the arbitrator.

13.	Choice of Law and Venue

The Agreements, and any arbitration thereunder, shall in all respects be subject to, governed by and enforced and construed pursuant to and in accordance with the laws of the State of New York, without regard to and excluding the choice of law rules of any applicable jurisdiction.  Furthermore, Employee agrees and consents to submit to personal jurisdiction in the State of New York in any state or federal court of competent subject matter jurisdiction situated in New York County, New York.  In addition, Employee waives any right to challenge in another court any judgment entered by such New York County court or to assert that any action instituted by the Company in any such court is in the improper venue or should be transferred to a more convenient forum. Further, Employee waives any right he may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

14.	Effective Date; Right of Review and Revocation

Employee acknowledges that the Company has advised him to consult with an attorney regarding this Agreement.  Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his attorney and that he has carefully read, fully understands and voluntarily enters into this Agreement.  Employee understands that he will have twenty-one (21) days from receipt of this Agreement to sign this Agreement and accept the terms set forth herein.  Employee further agrees that any changes to this Agreement, whether material or immaterial, do not restart the running of the 21 day period.  Employee may, if he so desires, accept the Company’s offer and return a fully executed copy of this Agreement prior to the expiration of the 21 day period should he choose to do so.  Such executed copy of this Agreement shall be sent to Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: President.  Employee acknowledges that: (a) if he signs this Agreement after the 21 day period has expired, then this Agreement will be voidable in the sole discretion of the Company, upon written notice to Employee, and (b) Employee shall not be paid any portion of the Transition Agreement Payments if this Agreement does not become effective within 60 days after such 21 day period has expired.  Employee further understands that he has seven (7) days after his execution of this Agreement to revoke his acceptance of it by delivering to Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: President, written notification of such revocation.  So long as Employee has not effectively revoked this Agreement as set forth herein, this Agreement will become effective and irrevocable on the eighth day after Employee signs it (the “Effective Date”).

In compliance with the Older Workers Benefit Protection Act (P.L. 101-433), the Company and Employee do hereby acknowledge and agree as follows:

(a)             That this Agreement specifically applies to any rights or claims Employee may have against the Company or any party released herein under the ADEA;

(b)             That this Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed by the parties;

(c)             That this Agreement shall be revocable for a seven (7) day period following execution of this Agreement by Employee, and accordingly, this Agreement shall not become effective or enforceable until the expiration of this seven (7) day revocation period; and

(d)             That Employee has been advised by the Company to consult with an attorney prior to signing this Agreement, has consulted with an attorney, and has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement and that, if Employee executes this Agreement prior to such twenty-first (21st) day, he acknowledges that he has waived his right to consider this Agreement for the remainder of such period.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunto set their hands.

/s/ Francis T. McCarron
Francis T. McCarron

Date: February 15, 2012

Harbinger Group Inc.
/s/ Omar Asali
Name: Omar Asali Title: President

Date: February 15, 2012

APPENDIX A

SECOND RELEASE AGREEMENT

1.	Recitals.

(a)   The parties to this Second Release Agreement (“Second Agreement”) are Harbinger Group Inc. (the “Company”) and Francis T. McCarron (“Employee”).

(b)   The Company and Employee are parties to a Transition Services Agreement, effective as of February __, 2012 (the “First Agreement”).  All capitalized terms in this Second Agreement which are not defined herein have the meaning defined in the First Agreement.

(c)   The First Agreement sets forth payments and benefits that the Company will provide to Employee (the “Transition Agreement Payments”) subject to conditions set forth in the First Agreement, including without limitation Employee’s executing, delivering to the Company, and not revoking, this Second Agreement.

(d)   Pursuant to the First Agreement, Employee’s resignation from employment with the Company was effective on April 30, 2012 (the “Termination Date”).

(e)   Employee and the Company desire to fully and finally resolve and settle any and all issues between them, actual or potential, whether or not relating to Employee’s employment with the Company.

(f)   In exchange for the Transition Agreement Payments, Employee has agreed to a release of all claims and the other promises contained herein.

2.	Release and Waiver of Claims by Employee

THIS PARAGRAPH PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS PARAGRAPH 2 CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY.

(a)             In consideration of Employee’s receipt and acceptance of the consideration contained in the Agreements from and/or on behalf of Releasees, Employee, on his own behalf and on behalf of his heirs, executors, administrators, successors and assigns, (collectively, “Releasor”) hereby irrevocably, unconditionally and generally releases:

(i)           the Company;

(ii)          the Company’s parents, affiliates, direct and indirect subsidiaries, divisions, and other related entities (“Affiliates”);

(iii)         all funds managed by the Company and its Affiliates (“Funds”) (collectively, the Company, its Affiliates and Funds are referred to as the “HGI Entities”); and

(iv)          the current and former shareholders, directors, officers, partners, members, agents, attorneys and employees, of the HGI Entities, including without limitation Philip A. Falcone (“Affiliated Persons”) (the persons described in Paragraphs 2(a)(i) - (iv) are collectively referred to as “Releasees”, and each, as “Releasee”)

from or in connection with, and Releasor hereby waives and/or settles, with prejudice, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever and which Releasor ever had, now has or hereafter can, shall or may have as of the date of this Second Agreement, including, without limitation, arising directly or indirectly pursuant to or out of any aspect of Employee’s employment with the Company or any relationship with any other Releasee, the payment or nonpayment of any wages or compensation (including vacation pay), the performance of services for the Company or any Releasee or the termination of such employment or services.

(b)             Specifically, without limitation, this release shall include and apply to any rights and/or claims

(i)           arising under any contract or employment arrangement, express or implied, written or oral, entered into between Employee and the Company;

(ii)         for constructive termination, unfair dismissal and/or wrongful dismissal or termination of employment;

(iii)        arising under any applicable federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, national origin, pregnancy, disability or any other unlawful bases, including without limitation, the United States Constitution, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family Medical Leave Act of 1993, as amended, the Pregnancy Discrimination Act of 1978, as amended, Employee Retirement Income Security Act of 1990, as amended, the Workers Adjustment and Relocation Notice Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New York or any state in which any Releasee is subject to jurisdiction, and/or any political subdivision thereof, including without limitation, the New York State Human Rights Law (including its prohibitions of age discrimination), as amended, the New York City Human Rights Law (including its prohibitions of age discrimination), as amended, the New York Labor Law, as amended, and the New York Civil Rights Law, as amended; or based upon any other federal, state or local statutes, orders, laws, ordinances, regulations or the like, to the fullest extent permitted by such law;

(iv)         for tortious or harassing conduct, infliction of mental distress, interference with contract, fraud, libel or slander, or on any other common law basis; and

(v)          for damages, including without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief.

(c)           The Company and its representatives, successors and assigns (“Company Releasor”) irrevocably, unconditionally release Employee from or in connection with, and Company Releasor hereby waives and/or settles, with prejudice, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands whatsoever, in law or in equity, which the Company Releasor ever had, now has, or which hereafter can, shall or may have, against her for, upon or by reason of any matter, cause or thing whatsoever as of the Effective Date of this Agreement, except any claims, demands or liabilities whatsoever, in law or in equity, which the Company Releasor ever had, now has, or hereafter can, shall or may have that arise out of or are related to: (i) any conduct by Employee during the period of his employment with the Company that constitutes fraud, embezzlement, any other criminal act, including without limitation, a conversion of any assets of the Company; (ii) any act or omission by Employee during his employment with the Company that may subject the Company or any Releasee to any criminal, civil or regulatory proceeding or liability brought by or on behalf of any Federal, State or Local governmental body or other administrative or arbitral body; (iii) any instance of gross negligence, and/or breach by Employee of his fiduciary duty or duty of loyalty to the Company; or (iv) any act or omission by Employee that was beyond the scope of his  authority or duties for and on behalf of the Company, and arising out of, relating to or upon which any person or entity not a party to this Agreement asserts any claim or claims against any Releasee; provided, however, that this clause 2(c) shall not release any claims for indemnification that Employee has or may have against the Company.

3.	Employee Acknowledgments

By executing this Second Agreement, Employee agrees and acknowledges that:

(a)    Employee understands all of the terms of this Second Agreement, and such terms are fair and reasonable, and are not the result of any fraud, duress, coercion, pressure or undue influence exercised by or on behalf of any Releasee;

(b)   Employee is not relying on any representation or statement made or contained outside of those set forth in the Agreements and Employee expressly disclaims reliance on any such representation or statement;

(c)   Employee has agreed to and entered into this Second Agreement and all of the terms hereof, knowingly, freely and voluntarily;

(d)   Effective as of the Termination Date, Employee resigned any directorship(s), officership(s), or other relationships with the Company or any of its Affiliates; and

(e)   Any monetary or other benefits which, prior to the execution of this Second Agreement, Employee may have earned or accrued or to which Employee may have been entitled, have been paid, or such payments or benefits are expressly addressed in Paragraph 3 of the First Agreement or have been released, waived or settled by Releasor pursuant to the Agreements.  Employee also acknowledges that prior to his execution of this Second Agreement, he received all wages and other payments that may be due to him from the Company or any other Releasee through the date of his execution of this Second Agreement, other than the payments specifically addressed in Paragraph 3 of the First Agreement and payment for any unused vacation days accrued through the Termination Date pursuant to the Employment Agreement and Company policies.

4.	Covenant Not to Sue

Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions or proceedings of any kind against any Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body.  Employee agrees not to commence, maintain, prosecute or participate as a party in any action or proceeding in any court or arbitration forum against the Company or any other Releasee with respect to any claim arising from any act, omission, transaction or occurrence up to and including the Effective Date of the execution of this Second Agreement which is released and waived by Paragraph 2 of this Second Agreement.  Employee further agrees not to instigate, encourage, assist or participate in any court action or arbitration proceeding commenced by any other person (except a government agency or as required by subpoena or court order) against the Company or any other Releasee.  In the event any government agency seeks to obtain any relief on behalf of Employee with regard to any claim released and waived by Paragraph 2 of this Second Agreement, Employee covenants not to accept, recover or receive any monetary relief or award that may arise out of or in connection with any such proceeding.

5.	Effective Date; Right of Review and Revocation

Employee acknowledges that the Company has advised him to consult with an attorney regarding this Second Agreement.  Employee represents and agrees that he fully understands his right to discuss all aspects of this Second Agreement with his attorney and that he has carefully read, fully understands and voluntarily enters into this Second Agreement.  Employee understands that he should not sign this Second Agreement until after the Termination Date, and that he will have twenty-one (21) days after the Termination Date to sign this Second Agreement and accept the terms set forth herein.  Employee further agrees that any changes to this Second Agreement, whether material or immaterial, do not restart the running of the 21 day period.  Employee may, if he so desires, accept the Company’s offer and return a fully executed copy of this Second Agreement prior to the expiration of the 21 day period should he choose to do so.  Such executed copy of this Second Agreement shall be sent to Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: President.  Employee acknowledges that: (i) if he signs this Second Agreement after the 21 day period has expired, then this Second Agreement will be voidable in the sole discretion of the Company, upon written notice to

Employee, and (ii) Employee shall not be paid any portion of the Transition Agreement  Payments if the Second Agreement does not become effective within 60 days after such 21 day period has expired.  Employee further understands that he has seven (7) days after his execution of this Second Agreement to revoke his acceptance of it by delivering to Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: President, written notification of such revocation.  So long as Employee has not effectively revoked this Second Agreement as set forth herein, this Second Agreement will become effective and irrevocable on the eighth day after Employee signs it (the “Effective Date”).

In compliance with the Older Workers Benefit Protection Act (P.L. 101-433), the Company and Employee do hereby acknowledge and agree as follows:

(a)             That this Second Agreement specifically applies to any rights or claims Employee may have against the Company or any party released herein under the ADEA;

(b)             That this Second Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Second Agreement is executed by the parties;

(c)             That this Second Agreement shall be revocable for a seven (7) day period following execution of this Second Agreement by Employee, and accordingly, this Second Agreement shall not become effective or enforceable until the expiration of this seven (7) day revocation period; and

(d)             That Employee has been advised by the Company to consult with an attorney prior to signing this Second Agreement, has consulted with an attorney, and has been given a period of at least twenty-one (21) days within which to consider whether to sign this Second Agreement and that, if Employee executes this Second Agreement prior to such twenty-first (21st) day, he acknowledges that he has waived his right to consider the Second Agreement for the remainder of such period.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunto set their hands.

Francis T. McCarron

Date:

Harbinger Group Inc.

Name: Authorized Signatory

Date: